UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 5, 2015

ACQUIRED SALES CORP.
(Exact name of registrant as specified in its charter)

Nevada	87-0479286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 N. Suffolk Lane, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

847-915-2446
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 5, 2015, Acquired Sales Corp. issued a press release announcing that it has signed a letter of intent to acquire River Country Transport, Inc., Battle Ground, Washington ("RCT"). The proposed merger, which can only be closed upon the parties meeting several conditions, has an estimated value of approximately $2 million, of which 50% is to be paid in cash, and the other 50% in shares of common stock of Acquired Sales.  As a part of the proposed transaction, Acquired Sales also plans to pay off all of RCT's outstanding debt.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of Acquired Sales Corp. issued February 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACQUIRED SALES CORP

/s/ Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer

Dated:  February 5, 2015